EXHIBIT 10.2

                                CREDIT AGREEMENT



                          Dated as of October 17, 1997


                                      among


                        WINSTAR SWITCH ACQUISITION CORP.,
                                  as Borrower,


                          WINSTAR COMMUNICATIONS, INC.,
                                  as Guarantor,


                            THE LENDERS NAMED HEREIN,



                              SALOMON BROTHERS INC,
                              as Syndication Agent,
                    Collateral Agent and Administrative Agent

                                       and

                           CREDIT SUISSE FIRST BOSTON,
                             as Documentation Agent






























                                        [CS&M Ref.  No. 2041-181]


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                                TABLE OF CONTENTS

                                                                    Page

                                    ARTICLE I

                                   Definitions

SECTION 1.01  Defined Terms   .......................................  1
SECTION 1.02  Terms Generally ..........................               17
SECTION 1.03  Designation of Loans and Other Obligations.............  18


                                   ARTICLE II

                                   The Credits

SECTION 2.01.     Commitments...........................................    18
SECTION 2.02.     Loans    .............................................    18
SECTION 2.03.     Borrowing Procedure...................................    19
SECTION 2.04.     Evidence of Debt; Repayment of Loans..................    19
SECTION 2.05.     Fees     .............................................    19
SECTION 2.06.     Interest on Loans.....................................    20
SECTION 2.07.     Default Interest......................................    20
SECTION 2.08.     Alternate Rate of Interest............................    20
SECTION 2.09.     Termination and Reduction of Commitments..............    20
SECTION 2.10.     Conversion and Continuation of Borrowings.............    20
SECTION 2.11.     Repayment of Term Borrowings..........................    22
SECTION 2.12.     Prepayment............................................    22
SECTION 2.13.     Mandatory Prepayments.................................    22
SECTION 2.14.     Reserve Requirements; Change in Circumstances.........    22
SECTION 2.15.     Change in Legality....................................    23
SECTION 2.16.     Indemnity.............................................    24
SECTION 2.17.     Pro Rata Treatment....................................    24
SECTION 2.18               Payments.....................................    24
SECTION 2.19.     Taxes    .............................................    25
SECTION 2.20.     Assignment of Interests Under Certain Circumstances;
                           Duty to Mitigate.............................    26


                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01    Organization; Powers ...................................   27
SECTION 3.02    Organization and Powers of Subsidiaries ................   27

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                                                                         Page

SECTION 3.03    Authorization .........................................   28
SECTION 3.04    Enforceability ........................................   28
SECTION 3.05    Government Approvals ..................................   28
SECTION 3.06    Financial Statements ..................................   28
SECTION 3.07    Title to Properties ...................................   29
SECTION 3.08    Litigation; Compliance with Laws ......................   29
SECTION 3.09    Agreements ............................................   29
SECTION 3.10    Federal Reserve Regulations ...........................   29
SECTION 3.11    Investment Company Act ................................   29
SECTION 3.12    Use of Proceeds .......................................   29
SECTION 3.13    Tax Matters ...........................................   30
SECTION 3.14    No Material Misstatements .............................   30
SECTION 3.15    Employee Benefit Plans ................................   30
SECTION 3.16    Environmental Matters .................................   30
SECTION 3.17    Insurance .............................................   31
SECTION 3.18    Security Documents ....................................   31
SECTION 3.19    Labor Matters .........................................   31
SECTION 3.20    Copyrights, Trademarks, etc ...........................   31
SECTION 3.21    Telecommunications Act ................................   31
SECTION 3.22    Licenses ..............................................   32


                                   ARTICLE IV

                              Conditions of Lending

SECTION 4.01.     All Borrowings......................................    32
SECTION 4.02.     Closing Date........................................    32


                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.     Existence...........................................    34
SECTION 5.02.     Insurance...........................................    34
SECTION 5.03.     Obligations and Taxes...............................    34
SECTION 5.04.     Defaults and Other Notices..........................    35
SECTION 5.05.     Use of Proceeds.....................................    35
SECTION 5.06.     Further Assurances..................................    35
SECTION 5.07.     Ownership of the Company............................    36
SECTION 5.08.     Financial Statements, Reports, etc..................    36


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                                                                        Page

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.    Limitation on Indebtedness...........................    36
SECTION 6.02     Limitation on Restricted Payments....................    38
SECTION 6.03     Limitation on Dividend and Other Payment Restrictions
                    Affecting Restricted Subsidiaries................     40
SECTION 6.04     Limitation on the Issuance of Capital Stock of Restricted
                    Subsidiaries.....................................     41
SECTION 6.05     Limitation on Issuances of Guarantees by Restricted
                    Subsidiaries.....................................     41
SECTION 6.06     Limitation on Transactions with Shareholders and
                    Affiliates.......................................     41
SECTION 6.07.    Liens................................................    42
SECTION 6.08.    Sale and Lease-Back Transactions.....................    42
SECTION 6.09.    Limitation on Asset Sales............................    43
SECTION 6.10.    Waiver of Stay, Extension or Usury Laws..............    43
SECTION 6.11.    Mergers, Consolidations, Etc. of WCI and the Borrower.   43
SECTION 6.12.    Limitation on the Borrower's Business Activities.....    44
SECTION 6.13.    Impairment of Security Interest......................    44


                                   ARTICLE VII

Events of Default.....................................................    45


                                  ARTICLE VIII

The Syndication Agent and the Administrative Agent....................    47


                                   ARTICLE IX

                                    Guarantee

SECTION 9.01.   Guarantee.............................................    48
SECTION 9.02.   Successors and Assigns................................    50
SECTION 9.03.   No Waiver.............................................    50
SECTION 9.04.   Modification..........................................    50



                                      -iii-

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                                                                        Page

                                    ARTICLE X

                                  Miscellaneous

SECTION 10.01. Notices................................................    50
SECTION 10.02. Survival of Agreement..................................    50
SECTION 10.03. Binding Effect.........................................    51
SECTION 10.04. Successors and Assigns.................................    51
SECTION 10.05. Expenses; Indemnity....................................    53
SECTION 10.06. Applicable Law.........................................    53
SECTION 10.07. Waivers; Amendment.....................................    53
SECTION 10.08. Interest Rate Limitation...............................    54
SECTION 10.09. Entire Agreement.......................................    54
SECTION 10.10. Waiver of Jury Trial...................................    54
SECTION 10.11. Severability...........................................    54
SECTION 10.12. Counterparts...........................................    55
SECTION 10.13. Headings...............................................    55
SECTION 10.14. No Recourse Against Others.............................    55
SECTION 10.15. Jurisdiction; Consent to Service of Process............    55


                             Exhibits and Schedules

Exhibit A      Form of Administrative Questionnaire
Exhibit B      Form of Assignment and Acceptance
Exhibit C      Form of Borrowing Request
Exhibit D      Form of Opinions

Schedule 2.01  Lenders and Commitments
Schedule 3.18  Insurance


                                      -iv-

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                              CREDIT  AGREEMENT  dated as of October  17,  1997,
                           among WINSTAR SWITCH ACQUISITION CORP., a Delaware corporation (the "Borrower"), WINSTAR COMMUNICATIONS, INC., a Delaware corporation ("WCI"), as guarantor, the Lenders (as defined in Article I), CREDIT SUISSE
                           FIRST  BOSTON,   as  documentation   agent  (in  such
                           capacity, the "Documentation Agent") and SALOMON BROTHERS INC, as syndication agent (in such capacity, the "Syndication Agent") for the Lenders and as
                           collateral   and   administrative   agent   (in  such
                           capacities,   the  "Administrative  Agent")  for  the
                           Lenders.


         Pursuant to an Asset Purchase Agreement dated as of September 30, 1997 (as in effect on the date hereof, the "Asset Purchase Agreement"), by and between US ONE Communications Corp., a Delaware corporation ("US ONE"), US ONE Communications Services Corp., a Delaware corporation, and US ONE Communications of New York, Inc., a Delaware corporation, and WCI and the Borrower, the Borrower will acquire certain telecommunications switches and related assets) and assume certain liabilities in connection therewith for an aggregate consideration of approximately $61 million in cash and $20 million payable, at the option of WCI, in cash or common stock of WCI (the "Acquisition"). In addition, simultaneously with the consummation of the Acquisition a third party is purchasing, for approximately $19 million, certain other telecommunications assets from US One (the "Co-Purchase"). The Acquisition, the Co-Purchase, the execution, delivery and performance of the Loan Documents (as defined herein) and the borrowings hereunder, are referred to herein collectively as the "Transactions."

         The Borrower has requested the Lenders to extend credit in the form of Loans (such term and each other capitalized term used but not defined herein having the meaning given it in Article I) on the Closing Date, in an aggregate principal amount not in excess of $62,250,000. The proceeds of the Loans are to be used solely for the purchase price of the Acquisition and the payment of fees and expenses associated herewith.

         The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                   ARTICLE I.

                                   Definitions

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean a Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

         "Adjusted Consolidated Net Income" shall mean, for any period, the aggregate net income (or loss) of WCI and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted


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                                                                           2

Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than WCI or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to WCI or any of its Restricted Subsidiaries by such other Person, including, without limitation, an Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 6.02 (and, in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with WCI or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by WCI or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 6.02, any amount paid as, or accrued for, cash dividends on Preferred Stock of WCI or any Restricted Subsidiary owned by Persons other than WCI and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

         "Adjusted Consolidated Net Tangible Assets" shall mean the total amount of assets of WCI and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of WCI and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than licenses issued by the FCC), all as set forth on the quarterly or annual consolidated balance sheet of WCI and its Restricted Subsidiaries, prepared in conformity with GAAP and most recently filed with the SEC; provided, however, that the value of any licenses issued by the FCC shall, in the event of an auction for similar licenses, be equal to the fair market value ascribed thereto in good faith by the Board of Directors and evidenced by a Board Resolution. As used in this Agreement, references to financial statements of WCI and its Restricted Subsidiaries shall be adjusted to exclude Unrestricted Subsidiaries if the context requires.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

          "Administrative  Questionnaire" shall    mean    an    Administrative
Questionnaire in the form of Exhibit A.

         "Affiliate" shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Credit Suisse, New York Branch, as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Assessment Rate" shall mean for any date the annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) in effect on such day payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the offices of such member in the United States.

         "Asset Acquisition" shall mean (i) an investment by WCI or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of WCI or shall be merged into or consolidated with WCI or any of its Restricted Subsidiaries or (ii) an acquisition by WCI or any of its Restricted Subsidiaries of the property and assets of any Person other than WCI or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

         "Asset Sale" shall mean any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by WCI or any of its Restricted Subsidiaries to any Person other than WCI or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of WCI or any of its Restricted Subsidiaries or (iii) any other property or assets of WCI or any of its Restricted Subsidiaries outside the ordinary course of business of WCI or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Section 6.11; provided, however, that the following shall not be


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                                                                           4
included within the meaning of "Asset Sale": (A) sales or other dispositions of inventory, receivables and other current assets; (B) sales or other dispositions of equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of WCI or its Restricted Subsidiaries and (C) a substantially simultaneous exchange of, or a sale or disposition (other than 85% or more for cash or cash equivalents) by WCI or any of its Restricted Subsidiaries of, licenses issued by the FCC or applications or bids therefor; provided, however, that the consideration received by WCI or any such Restricted Subsidiary in connection with such exchange, sale or disposition shall be equal to the fair market value of licenses so exchanged, sold or disposed of, as determined by the Board of Directors; and (D) except for purposes of the definition of "Indebtedness to EBITDA Ratio", any sale or other disposition of securities of an Unrestricted Subsidiary. Notwithstanding anything to the contrary in this definition, any sale, transfer or other disposition (other than a lease to an Affiliate in the ordinary course of business (provided that such lease is terminable by the lessor upon an Event of Default) but including the receipt of insurance proceeds in respect of Collateral) of any Collateral shall be deemed to be an Asset Sale of such Collateral.

         "August 1997 Notes" means the 12 1/2% Guaranteed Senior Secured Notes of WinStar Equipment II Corp., issued pursuant to the August 1997 Notes Indenture.

         "August 1997 Notes Indenture" means the indenture dated as of August 1, 1997 among WinStar Equipment II Corp., WCI, as guarantor, and United States Trust Company of New York, as trustee.

         "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "Board of Directors" means the Board of Directors of the Borrower or WCI, as the context requires, or any committee of such Board of Directors duly authorized to act with respect to this Agreement.

         "Board Resolution" means a copy of a resolution, certified by the Secretary or Assistant Secretary of the Borrower or WCI, as the context requires, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent.

         "Borrowing" shall mean a borrowing hereunder consisting of the Term Loan made by the Lenders to the Borrower on the Closing Date, or a new Loan created pursuant to Section 2.10

(which shall in all respects be the same as the Term Loan except for the changes made pursuant to Section 2.10).

         "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

         "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.

         "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" shall mean the discounted present value of the rental obligations under such lease.

         "Change of Control" shall mean such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Permitted Investor, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 50% of the total voting power of the Voting Stock of the Borrower on a fully diluted basis or (ii) individuals who on the Closing Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         "Closing Date" shall mean the date hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all the "Collateral" as defined in any Security Document.

         "Commitment" shall mean, with respect to any Lender, such Lender's Term Loan Commitment.

         "Common Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such common stock.

         "Company Order" shall mean a written request or order signed in the name of WCI or the Borrower, as the case may be, (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Administrative Agent; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

         "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other noncash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all noncash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for WCI and its Restricted Subsidiaries in conformity with GAAP; provided, however, that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by WCI or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

         "Consolidated   Indebtedness"   shall  mean  the  aggregate  amount  of
Indebtedness of WCI and its Restricted Subsidiaries on a consolidated basis.

         "Consolidated Interest Expense" shall mean, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by WCI or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by WCI and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the making of the Term Loans hereunder, the offering of the March 1997 Notes, the offering of the August 1997 Notes and the offering of the October 1997 Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

         "Consolidated Net Worth" shall mean, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of WCI and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of WCI or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Convertible Notes" shall mean the 14% Convertible Senior Subordinated Discount Notes due 2005 of WCI.

         "Convertible Notes Indenture" shall mean the indenture dated as of October 23, 1995, between WCI and United States Trust Company of New York, as trustee.

         "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect WCI or any of its Restricted Subsidiaries against fluctuations in currency values to or under which WCI or any of its Restricted Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary thereafter.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

       "dollars" or "$" shall mean lawful money of the United States of America.

         "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or nonsudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "Equity Issuance" shall mean any issuance or sale by WCI or the Borrower or any Restricted Subsidiary of any capital stock or other equity interests of the Borrower or any such Restricted Subsidiary, as applicable, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such securities or interests or such convertible or exchangeable obligations, except in each case for (a) any issuance or sale to WCI, the Borrower or any Restricted Subsidiary, (b) any issuance of directors' qualifying shares or equity interests, (c) sales or issuances (i) to management, employees, directors or consultants of the Borrower or any Restricted Subsidiary under any employee equity security option or equity security purchase plan in existence from time to time, (ii) pursuant to other employee benefit plans in existence from time to time or (iii) in connection with the exercise of outstanding rights, options or warrants,(d) other issuances and sales the proceeds of which shall not exceed $1 million and (e) any issuance or sale to an Investment Grade Entity which is primarily engaged in a Telecommunications Business pursuant to which WCI or any Restricted Subsidiary realizes Net Cash Proceeds of at least $100 million and agrees to use such proceeds for the general development and growth of the telecommunications operations of WCI and its Restricted Subsidiaries.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

        "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean a Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the  meaning  assigned  to such  term in
Article VII.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Indebtedness" means (i) up to $10 million aggregate principal amount of Indebtedness permitted under Section 4.03(a)(vii) of the August 1997 Notes Indenture (or under the applicable section of any other indentures which have a substantially identical provision) which is used on the date of Incurrence to acquire specifically identified assets, (ii) in addition to the Indebtedness referred to in clause (i), up to $15 million of vendor financing from Siemens/BNI for multiple point to point related equipment; and (iii) up to $10 million principal amount of accounts receivable financing outstanding at any one time.

         "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors (whose determination shall be conclusive) and evidenced by a Board Resolution.

         "FCC" means the United States Federal Communications Commission and any state or local telecommunications authority, department, commission or agency (and any successors thereto).

         "Fee Letter" shall mean the Fee Letter dated October 17, 1997, among the Borrower, WCI, SBHCI and the Administrative Agent and any fee letter hereinafter entered into between the Borrower and any successor Administrative Agent.

         "Fees" shall mean the fees set forth in the Fee Letter.

         "Financial Officer" of any entity shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such entity, or a member of such entity having similar responsibilities.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect as of the date hereof, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained herein shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants set forth in Article Five and Article Six and with other provisions of this Agreement shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the making of the Loans or the March 1997 Notes, the August 1997 Notes or the October 1997 Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee" shall mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranteed Indebtedness" has the meaning provided in Section 6.05.

         "Guaranteed Obligations" has the meaning provided in Section 9.01.

         "Guarantor" shall mean WCI, and the permitted successors and assigns of WCI.

         "Hazardous   Materials"   shall  mean  all  explosive  or   radioactive
substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Incur" shall mean, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including, with respect to WCI and its Restricted Subsidiaries, an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary of WCI; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" shall mean, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (whether negotiable or non-negotiable), (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables, (v) all obligations of such Person as lessee under Capitalized Leases,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations that are included in any of clauses (i) through (viii) above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided, however, that (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is (1) for purposes of determining the Indebtedness to EBITDA Ratio, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (2) for all other purposes, the amount determined in clause (1) on the date such Indebtedness is originally Incurred and (B) Indebtedness shall not include any liability for federal, state, local or other taxes.

         "Indebtedness to EBITDA Ratio" shall mean, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of WCI and its Restricted Subsidiaries on a consolidated basis ("Consolidated Indebtedness") as at the date of determination (the "Transaction Date") to

(ii) the Consolidated EBITDA of WCI for the then most recent four full fiscal quarters for which reports have been filed with the SEC (such four full fiscal quarter period being referred to herein as the "Four Quarter Period"); provided, however, that (x) pro forma effect shall be given to any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (including any Indebtedness Incurred on the Transaction Date), to the extent outstanding on the Transaction Date, (y) if during the period commencing on the first day of such Four Quarter Period through the Transaction Date (the
"Reference Period"), WCI or any of the Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such Reference Period or (z) if during such Reference Period WCI or any of the Restricted Subsidiaries shall have made any Asset Acquisition, Consolidated EBITDA of WCI shall be calculated on a pro forma basis as if such Asset Acquisition and any Incurrence of Indebtedness to finance such Asset Acquisition had taken place on the first day of such Reference Period.

         "Interest Payment Date" shall mean (a) with respect to any ABR Loan, the first day of each calendar month and the Term Loan Maturity Date and (b) with respect to any Eurodollar Loan the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the last day of the calender month in which such Borrowing was made, (ii) the Term Loan Maturity Date and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11 or 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Interest Rate Agreement" shall mean any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect WCI or any of its Restricted Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which WCI or any of its Restricted Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary hereafter; provided, however, that the notional principal amount thereof does not exceed the principal amount of the Indebtedness of WCI and its Restricted Subsidiaries that bears interest at floating rates.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of WCI or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the fair market value of the Capital Stock held by WCI and the Restricted Subsidiaries of any Person that has ceased to be a Restricted Subsidiary by reason of any transaction permitted by clause (iii) of Section 6.04. For purposes of the definition of "Unrestricted Subsidiary" and Section 6.02, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of WCI at the time that such Restricted Subsidiary of WCI is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of WCI and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

         "Investment Grade Entity" shall mean any entity whose debt securities are rated (i) BBBor above by S&P (or its equivalent under any successor rating categories of S&P), (ii) Baa3 or above, in the case of Moody's (or its equivalent under any successor rating categories of Moody's), and (iii) the equivalent in respect of the rating categories of any rating agency substituted for S&P or Moody's.

         "Lenders" shall mean (a) the financial  institutions listed on Schedule
2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the arithmetic mean (rounded upwards, if necessary, to the next 1/16 of 1%) of the offered rates for Dollar deposits with a maturity comparable to such Interest Period which appear on Page 3750 of Dow Jones Market (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for the purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, however, that if there shall no longer exist a Dow Jones Market, "LIBO Rate" shall mean an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent, if it is a banking institution, or otherwise to a prime bank in the London interbank market selected by the Administrative Agent, in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

         "Loan Documents" shall mean this Agreement and the Security Documents.

         "Loan Parties" shall mean the Borrower and the Guarantor.

         "Loans"  shall mean the Term Loan and any new Loan created  pursuant to
Section 2.10 (which shall in all respects be the same as the Term Loan except for changes made pursuant to Section 2.10).

         "March 1997 Equipment Notes" shall mean the 12 1/2% Guaranteed Senior Secured Notes Due 2004 of WinStar Equipment Corp.

         "March 1997 Notes" shall mean the March 1997 Senior Notes and the March 1997 Equipment Notes.

         "March 1997 Senior Notes" shall mean the 14 1/2% Senior Deferred Interest Notes Due 2005 of WCI.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Moody's" means Moody's Investor Service, Inc. and its successors.

         "Net Cash Proceeds" shall mean, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to WCI or any Restricted Subsidiary of WCI) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of WCI and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by WCI or any Restricted Subsidiary of WCI as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, or Indebtedness, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to

WCI or any Restricted Subsidiary of WCI) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable by WCI or any of its subsidiaries as a result thereof.

         "October 1997 Notes" means the 15% Senior Subordinated Deferred Interest Notes of WCI, issued pursuant to the October 1997 Notes Indenture.

         "October 1997 Notes Indenture" means the indenture dated as of October 1, 1997 between WCI and United States Trust Company of New York, as trustee.

         "October Offering Document" means the Confidential Offering Circular dated October 1, 1997 of WCI, pursuant to which the October 1997 Notes were offered.

         "Officer" means, with respect to WCI or the Borrower, as the context requires, (i) the Chairman of the Board of Directors, the Vice-Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

         "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof; provided, however, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof.

         "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Borrower.

         "Old Senior Notes" shall mean the 14% Senior Discount Notes due 2005 of WCI.

         "Perfection   Certificate"   shall  mean  the  Perfection   Certificate
substantially in the form of Annex 1 to the Security Agreement.

         "Permitted Investment" shall mean (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, WCI or a Restricted Subsidiary;
(ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees in a principal amount not to exceed $1,000,000 at any one time outstanding; (v) stock, obligations or securities received in satisfaction of judgments; (vi) Investments, to the extent that the consideration provided by WCI or any of its Restricted Subsidiaries consists solely of Capital Stock (other than Redeemable Stock) of WCI; (vii) notes payable to WCI that are received by WCI as payment of the purchase price for Capital Stock (other than Redeemable Stock) of WCI; and
(viii) acquisitions of a minority equity interest in entities engaged in the telecommunications business; provided, however, that (A) the acquisition of a majority equity interest in such entities is not permitted under U.S. law without FCC consent,

(B) WCI or one of its Restricted Subsidiaries has the right to acquire Capital Stock representing a majority of the voting power of the Voting Stock of such entity upon receipt of FCC consent and (C) in the event that such consent has not been obtained within 18 months of funding such Investment, WCI or one of its Restricted Subsidiaries has the right to sell such minority equity interest in the seller thereof for consideration consisting of the consideration originally paid by WCI and its Restricted Subsidiaries for such minority equity interest.

         "Permitted Investor" shall mean William J. Rouhana, Jr.

         "Permitted Liens" shall mean (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and a bank's unexercised right of set-off with respect to deposits made in the ordinary course; (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of WCI or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided, however, that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with Section 6.01 either (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of WCI and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of WCI or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;
(x) Liens  arising from filing  Uniform  Commercial  Code  financing  statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided, however, that such Liens do not extend to or cover any property or assets of WCI or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of WCI or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against WCI or any Restricted Subsidiary of WCI that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed to protect WCI or any of its Restricted Subsidiaries from fluctuations in the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by WCI or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of WCI and its Restricted Subsidiaries prior to the Closing Date; and (xviii) Liens on or sales of receivables.

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan as defined in ERISA) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

         "Preferred Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date hereof, including, without limitation, all series and classes of such preferred or preference stock.

         "Principal" of a debt security means the principal amount due on the Stated Maturity as shown on such debt security.

         "Protected Property" has the meaning provided in Section 6.07.

         "Redeemable Stock" shall mean any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Term Loan Maturity Date, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Term Loan Maturity Date (unless the redemption price is, at WCI's option, without conditions precedent, payable solely in Common Stock (other than Redeemable Stock) of WCI) or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Term Loan Maturity Date; provided, however, that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Term Loan Maturity Date shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of Section 4.11 and Section 4.12 of the August 1997 Notes Indenture and such Capital

Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to WCI's repurchase the securities that are required to be repurchased pursuant to the provisions of Section 4.11 and Section 4.12 of the August 1997 Notes Indenture.

         "Register" shall have the meaning given such term in Section 10.04(d).

         "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to,
(i) or (ii) above.

         "Required Lenders" shall mean, at any time, Lenders having Loans, representing at least 662/3% of the sum of all Loans outstanding at such time.

         "Responsible Officer" of any entity shall mean any executive officer or Financial Officer of such entity (or of its managing member, in the case of a limited liability company) and any other member, officer or similar official thereof (or of such managing member) responsible for the administration of the obligations of such entity in respect of this Agreement.

         "Restricted Payments" has the meaning provided in Section 6.02.

         "Restricted Subsidiary" shall mean any Subsidiary of WCI other than an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill Inc., and its successors.

         "SBHCI" shall mean Salomon Brothers Holding Company Inc.

         "SEC" shall mean the Securities and Exchange Commission and any successor agency.

         "SEC Filings" has the meaning provided in Section 3.15.

         "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

         "Security Agreement" shall mean the Security Agreement, dated as of October 17, 1997 among the Borrower, the Guarantor and the Administrative Agent for the benefit of the Secured Parties.

         "Security Documents" shall mean the Security Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.07.

         "Significant Subsidiary" shall mean, at any date of determination, any Restricted Subsidiary of WCI that, together with its Subsidiaries, (i) for the most recent fiscal year of WCI, accounted for more than 10% of the consolidated revenues of WCI and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of WCI and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of WCI for such fiscal year. Notwithstanding the foregoing, the Borrower shall be deemed to be a "Significant Subsidiary" for all purposes and at all times under this Agreement.

         "Stated Maturity" shall mean, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject, with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity of which Voting Stock representing more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Telecommunications  Assets"  shall  mean any (i)  entity  or  business substantially all the revenues of which are derived from (a) providing transmission of sound, data or video; (b) the sale or provision of phone cards, "800" services, voice mail, switching, enhanced telecommunications services, telephone directory or telephone number information services or telecommunications network intelligence; or (c) any business ancillary or directly related to the businesses referred to in clause (a) or (b) above and
(ii) any assets used primarily to effect such transmission or provide the products or services referred to in clause (a) or (b) above and any directly related or ancillary assets including, without limitation, licenses and applications, bids and agreements to acquire licenses, or other authority to provide transmission services previously granted, or to be granted, by the FCC.

         "Telecommunications Business" shall mean any entity or business substantially all the revenues of which are derived from (a) providing transmission of sound, data or video; (b) the sale or provision of phone cards, "800" services, voice mail, switching, enhanced telecommunications services, telephone directory or telephone number information services or telecommunications network intelligence; or (c) any business ancillary or directly related to the businesses referred to in clause (a) or (b) above.

         "Telecommunications Subsidiary" shall mean (i) WCI Gateway, WinStar Wireless, WinStar Telecommunications, Inc., WinStar Milliwave, Inc., WinStar Locate, Inc., WinStar Wireless Fiber Corp. and, in each case, its successors and
(ii) any other Restricted Subsidiary of WCI that holds more than a de minimis amount of Telecommunications Assets.

         "Temporary Cash Investment" shall mean any of the following: (i) direct obligations of the United States or any agency thereof or obligations fully and unconditionally guaranteed by the United States or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding deposits or debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of WCI) organized and in existence under the laws of the United States, any state thereof or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group; and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

         "Term Borrowing" shall mean a Borrowing comprised of  the Term Loan.

         "Term Loan" shall mean the term loan (which for all purposes shall be comprised of separate loans made to the Borrower pursuant to Section 2.01) made by the Lenders to the Borrower pursuant to Section 2.01. The Term Loan shall be a Eurodollar Loan or an ABR Loan.

         "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 10.04.

         "Term Loan Maturity Date" shall mean April 22, 1998.

         "Transaction Date" shall mean, with respect to the Incurrence of any Indebtedness by WCI or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

         "United States Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

         "Unrestricted Subsidiary" shall mean (i) any Subsidiary of WCI that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of WCI (including any newly acquired or newly formed Subsidiary of
WCI), other than a guarantor of the Loans, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, WCI or any Restricted Subsidiary; provided, however, that neither WCI nor its Restricted Subsidiaries has any Guarantee of any Indebtedness of such Subsidiary outstanding at the time of such designation and either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the provisions of Section 6.02. Notwithstanding the foregoing, WinStar New Media Company Inc., Non Fiction Films Inc. and WinStar Global Products, Inc. and their Subsidiaries are Unrestricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of WCI; provided, however, that immediately after giving effect to such designation (x) WCI could Incur $1.00 of additional Indebtedness under the first paragraph of Section 6.01 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly filing with the
Administrative  Agent a copy  of the  Board  Resolution  giving  effect  to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. Anything to the contrary contained in this Agreement notwithstanding, no Telecommunications Subsidiary may be designated an Unrestricted Subsidiary.

         "U.S. Government Obligations" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Term Loan Maturity Date, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

         "Voting Stock" shall mean with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "WCI Gateway" shall mean WinStar Gateway Network, Inc. and its successors.

         "WCI Guarantee" means the Guarantee of the Loans by the Guarantor pursuant to Article IX hereof.

         "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

         "WinStar Wireless" shall mean WinStar Wireless, Inc.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature not otherwise defined shall be construed in accordance with GAAP.

         SECTION 1.03. Designation of Loans and Other Obligations. The Loans hereunder and all other Obligations shall be Designated Senior Indebtedness (as defined in the Convertible Notes Indenture and the October 1997 Notes Indenture) for the purposes of the Convertible Notes Indenture and the October 1997 Notes Indenture.

                                   ARTICLE II.

                                   The Credits

         SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment. Amounts paid or prepaid in respect of the Term Loan may not be reborrowed.

         SECTION 2.02. Loans. (a) The Term Loan must be drawn in a single drawing in its entire principal amount on the Closing Date..

         (b) Subject to Sections 2.08 and 2.15, the Term Loan shall initially be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than four Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Each Lender shall make its proportion of the Term Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds to such account in New York City or another location agreed to by the Borrower and the Administrative Agent as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, credit the amounts so received to an account in the name of the Borrower, maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Term Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Term Loan Maturity Date.

         SECTION 2.03. Borrowing Procedure. In order to effect the Term Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent or give the Administrative Agent telephonic notice (followed by a hard copy delivered by first class mail) of a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the Closing Date, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Closing Date. The Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be the Closing Date),
(iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, the requested Borrowing shall comply with the requirements set forth in
Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of its proportion of the Term Loans as provided in Section 2.11.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or the Guarantor and each Lender's share thereof.

         (d) The entries made in the accounts  maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. Fees. (a) The Borrower agrees to pay the Fees set forth in the Fee Letter at the times and in the amounts specified therein. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION  2.06.  Interest  on Loans.  (a) Subject to the  provisions  of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus 2.00%.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 3.50%.

         Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. Default Interest. If (a) the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, or (b) upon the occurrence and continuance of an Event of Default specified in clauses (d), (e), (g) or (h) of Article VII, the Borrower shall upon the demand of the Required Lenders from time to time pay interest, to the extent permitted by law, on all amounts outstanding hereunder on but excluding the date of actual payment (after as well as before judgment) or the date that such Event of Default is otherwise cured (a) in the case of principal amounts, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00%.

     SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders holding at least 51% of such Loans, of making or maintaining their Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give hand delivered written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09.  Termination  and  Reduction  of  Commitments.   The Term
Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date.


         SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                   (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing; provided that each Borrowing shall be in a principal amount that is an integral multiple of $100,000;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.16;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                  (vi) any portion of a Eurodollar Borrowing that cannot be converted into or contin ued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                  (vii) no Interest Period may be selected for any Eurodollar Borrowing that would end later than the Term Loan Maturity Date; and

                  (viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued after the then-current Interest Period as, a Eurodollar Loan.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (w) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (x) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (y) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (z) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this
Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

         SECTION 2.11. Repayment of Borrowings. To the extent not previously paid, all Borrowings shall be due and payable on the Term Loan Maturity Date. The payment of the Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

         SECTION 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least 3 Business Days prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $100,000 and not less than $500,000.

        (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.13. Mandatory Prepayments. (a) In the event of any Asset Sale with respect to the Collateral, the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans on the date of such Asset Sale.

         (b) In the event and on each occasion that WCI, the Borrower or any Restricted Subsidiary shall receive Net Cash Proceeds from an Equity Issuance, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply an amount equal to the lesser of 100% of the Net Cash Proceeds therefrom on the amount then outstanding under the Loans to prepay or cause to be prepaid outstanding Loans.

         (c) In the event that WCI, the Borrower or any Restricted Subsidiary shall receive Net Cash Proceeds from the issuance of any Indebtedness other than Excluded Indebtedness, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by WCI, the Borrower or such Restricted Subsidiary, apply an amount equal to the lesser of 100% of such Net Cash Proceeds or the amount then outstanding under the Loans to prepay or cause to be prepaid outstanding Loans.

         (d) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of pre payment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

         (e) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Loans shall be applied first to reduce outstanding ABR Loans. Any amounts remaining after each such application shall be immediately applied to prepay Eurodollar Loans. All prepayments of Borrowings under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount reasonably deemed by such Lender to be material, then the Borrower will pay to such Lender, upon demand, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) If any Lender shall have reasonably determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy and using reasonable allocation methods) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided that unless a retroactive change in the applicable laws, rules, regulations, agreements or guidelines shall have occurred, each Lender shall request such compensation within six months of incurring any such increased costs or reductions. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed; provided, however, if subsequent to the payment of such compensation the basis for such compensation is conclusively determined to be invalid or inapplicable, such compensation will be refunded by such Lender to the Borrower.

         SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                  (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

         SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective principal amount of the outstanding Loans. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00
(noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent to such accounts in New York City, New York, or such other place as the Administrative Agent may from time to time reasonably direct the Borrower.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.19. Taxes. (a) Any and all payments by or on behalf of the Borrower or any Loan Party hereunder and under any other Loan Document shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities, costs and expenses with respect thereto, excluding (i) income taxes imposed on the net income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise or similar taxes imposed on or determined by reference to the net income of the Administrative Agent or any Lender (or Transferee), in each case by the United States of America or by the jurisdiction under the laws of which the Administrative Agent or such Lender (or Transferee) (A) is organized or any political subdivision thereof or (B) has its applicable lending office located (in each case, all such nonexcluded taxes, levies, imposts, deductions, charges, and withholdings, and related liabilities, costs and expenses, collectively or individually, being called "Taxes"). If the Borrower or any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) the Administrative Agent or such Lender (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and
(iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp, transfer or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

         (c) The Borrower will indemnify the Administrative Agent and each Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent or such Lender (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally assessed by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent or a Lender (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent or any Lender (or Transferee), as the case may be, makes written demand therefor. If any Lender (or Transferee) or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender (or Transferee) or the Administrative Agent has received payment from the Borrower hereunder, it shall promptly repay such refund (plus any interest received) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund); provided that the Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to the relevant taxing authority.

         (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower or any other Loan Party to the relevant Governmental Authority, the Borrower or such other Loan Party will deliver to the Administrative Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

         (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of
Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder)
and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall upon written notice from the Borrower promptly deliver such new forms as are required by the Code or the regulations issued thereunder to claim exemption from, or reduction in the rate of, U.S. Federal withholding tax upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.19(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.19(e) that such Non-U.S.
Lender is not legally able to deliver.

         (f) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax was applicable on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or
Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (e) above.

         (g) Nothing contained in this Section 2.19 shall require any Lender (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems in its reasonable discretion to be confidential or proprietary).

         SECTION 2.20. Assignment of Interests Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.19, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 10.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all Fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Section
2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.19, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in
Section 2.15, or cease to result in amounts being payable under Section 2.19, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.19 in respect of such circumstances or event, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

         (b) If (i) any Lender shall  request  compensation  under Section 2.14,
(ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.19, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.19, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.


                                  ARTICLE III.

                         Representations and Warranties

         The Borrower and WCI represent and warrant to the Syndication Agent, the Administrative Agent and each of the Lenders that:

         SECTION 3.01. Organization; Powers. Each of the Borrower and WCI has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the October Offering Document or the SEC Filings; and each of the Borrower and WCI is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its owner ship or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of each of the Borrower and WCI and their respective Subsidiaries, taken as a whole (a "Material Adverse Effect"). Each of the Borrower and WCI is qualified to do business as a foreign corporation in the State of New York.

         SECTION 3.02. Organization and Powers of Subsidiaries. Each Subsidiary of the Borrower and WCI has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the October Offering Document or the SEC Filings; and each Subsidiary of the Borrower and each Subsidiary of WCI is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary of the Borrower and each Subsidiary of WCI has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary owned by the Borrower and each Subsidiary of WCI, is owned free from liens, encumbrances and defects.


         SECTION 3.03. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party, the Borrowings hereunder and the other Transactions and compliance with the terms and provisions thereof (a) have been duly authorized and (b) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Borrower, WCI or any Subsidiary of the Borrower or WCI or any of their properties, (ii) any agreement or instrument to which the Borrower, WCI or any such Subsidiary is a party or by which the Borrower, WCI or any such Subsidiary is bound or to which any of the properties of the Borrower, WCI or any such Subsidiary is subject, or (iii) the charter or by-laws of the Borrower, WCI or any such Subsidiary, except, in the case of clause (i) or (ii), such breaches, violations or defaults that individually or in the aggregate would not have a Material Adverse Effect.

         SECTION 3.04. Enforceability. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         SECTION 3.05. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of Uniform Commercial Code financing statements and (b) such as have been made or obtained and are in full force and effect.

         SECTION 3.06. Financial Statements. (a) The financial statements included or incorporated by reference in the SEC Filings present fairly in all material respects the financial position of WCI and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included or incorporated by reference in the SEC Filings provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

         (b) Except as disclosed in the October Offering Document or the SEC Filings, since the date of the latest audited financial statements included in the SEC Filings, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of each of the Borrower and WCI and their respective Subsidiaries taken as a whole (it being understood that a change in WCI's stock price or the continuation of operating losses consistent with WCI's historical results shall be deemed not to be, in and of itself, such a material adverse change), and, except as disclosed in or contemplated by the October Offering Document or the SEC Filings, there has been no dividend or distribution of any kind declared, paid or made by the Borrower or WCI on any class of their capital stock.

         SECTION 3.07. Title to Properties. (a) Except as disclosed in the October Offering Document or the SEC Filings, the Borrower, WCI and their respective Subsidiaries have good and marketable title to all real properties (if any) and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the October Offering Document or the SEC Filings, the Borrower, WCI and their Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

         SECTION 3.08. Litigation; Compliance with Laws. (a) Except as disclosed in the October Offering Document or the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Borrower, WCI, any of their respective Subsidiaries or any of their respective properties that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or to materially and adversely affect the ability of either of the Borrower or WCI to perform its obligations under this Agreement or any other Loan Document, or which are otherwise material in the context of the borrowings hereunder; and to the best of the Borrower's and Guarantor's knowledge, no such actions, suits or proceedings are threatened or contemplated.

         (b) None of the Borrower, WCI or any of their respective Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where any such violations or defaults, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.09. Agreements. Neither the Borrower, WCI nor any of their respective Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is or may be bound, where any such defaults, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.10. Federal Reserve Regulations. (a) Neither the Borrower, WCI nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, T, U or X.

         SECTION 3.11. Investment Company Act. Neither the Borrower nor WCI is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"), nor are either of them a closed-end investment company required to be registered, but not registered, thereunder.

         SECTION 3.12. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement and such uses are specifically permitted by the October 1997 Notes Indenture, the August 1997 Notes Indenture, the indentures each dated as of March 1, 1997, in respect of the March 1997 Equipment Notes and the March 1997 Senior Notes, the indenture dated as of October 23, 1995, between WCI and the United States Trust Company of New York, as trustee, in respect of WCI's $150,000,577 14% Senior Discount Notes due 2005 and the Convertible Notes Indenture.

         SECTION 3.13. Tax Matters. Each of the Borrower, WCI and their respective Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax and information returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower, WCI or such Subsidiary, as applicable, shall have set aside on its books adequate reserves, and except where the failure to make such filing or payment could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.14. No Material Misstatements. WCI's Annual Report on Form 10-K most recently filed with the SEC and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by WCI with the SEC or sent to stockholders pursuant to the Exchange Act, when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder. Each of (i) the registration statement on Form S-4 under the Securities Act (Registration No. 333-26367) filed by WCI and WinStar Equipment Corp. on May 2, 1997, as amended pursuant to Amendment No. 1 on July 22, 1997, and Amendment No. 2 on August 5, 1997, and as amended by the filing of a revised Prospectus pursuant to Rule 424(b) of the Securities Act on August 13, 1997 (as so amended, the "May S-4 Registration Statement"), (ii) the registration statement on Form S-3 under the Securities Act (Registration No. 333-18465) filed by WCI on December 20, 1996, as amended pursuant to Amendment No. 1 on June 10, 1997, and Amendment No. 2 on August 5, 1997, and as amended by the filing of a revised Prospectus pursuant to Rule 424(b) of the Securities Act on August 13, 1997 (as so amended, the "S-3 Registration Statement") and (iii) the registration statement on Form S-4 under the Securities Act (Registration No. 333-35961) filed by WCI and WinStar Equipment II Corp. ("WEC-II") on September 19, 1997 (the "September S-4 Registration Statement" and, together with the S-3 Registration Statement, the May S-4 Registration Statement and the Exchange Act Reports, the "SEC Filings"), as of the date hereof, conforms in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder, and such registration statement (as amended) neither includes any untrue statement of a material fact nor omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except that (i) neither the May S-4 Registration Statement nor the S-3 Registration Statement includes WCI's quarterly financial information for the period ended June 30, 1997, (ii) neither the S-3 Registration Statement, the May S-4 Registration Statement nor the September S-4 Registration Statement includes a description of the October 1997 Notes, and
(iii) none of the SEC Filings includes a description of the Acquisition.

        SECTION 3.15.  Employee  Benefit Plans.  Each  of  the  Borrower and its
ERISA   Affiliates  is  in  compliance  in  all  material  respects  with   the
applicable   provisions  of  ERISA  and  the   regulations   and    published
interpretations thereunder. Neither the Borrower nor WCI has a funded Plan.

         SECTION 3.16. Environmental Matters. (a) The properties owned or operated by the Borrower, WCI and their respective Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         (b) The Properties and all operations of the Borrower, WCI and their respective Subsidiaries are in compliance, and in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, would not have a Material Adverse Effect.

         (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower, WCI or their respective Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         (d) Neither the Borrower, WCI nor any of their respective Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower, WCI and their respective Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower, WCI or their respective Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Borrower, WCI or their respective Subsidiaries have reason to believe that any such notice will be received or is being threatened.

         (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrower, WCI or their respective Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.17. Insurance. Schedule 3.17 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by WCI as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and WCI have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         SECTION 3.18. Security Documents. The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 4 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other person, other than with respect to those Liens included within clause (i) or (ii) of the definition of Permitted Liens.

         SECTION 3.19. Labor Matters. As of the date hereof and the Closing Date, no labor dispute with the employees of the Borrower, WCI or any of their respective Subsidiaries exists or, to the best of knowledge of the Borrower or WCI, is imminent that could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.20. Copyrights, Trademarks, etc. The Borrower, WCI and their respective Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business as now operated by them, or used in the conduct of the business as now operated by them, except to the extent that the failure to own or possess or the inability to acquire such intellectual property rights would not individually or in the aggregate have a Material Adverse Effect; and the Borrower and WCI have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Borrower, WCI or any of their respective Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

         SECTION 3.21. Telecommunications Act. The Borrower, WCI and their respective Subsidiaries are in compliance in all material respects with the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "Communications Act") and with all applicable rules, regulations and policies of the Federal Communications Commission (the "FCC").

         (b) The Borrower, WCI and their respective Subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act, and all such filings are true, correct and complete in all material respects.

         SECTION 3.22 Licenses. (a) The Borrower and WCI have provided to the Purchasers a complete and accurate list of all licenses granted to the Borrower, WCI and their respective Subsidi aries (other than experimental licenses in the 31 GHz and 38 GHz portion of the radio spectrum and licenses acquired from Local Area Telecommunications, Inc. that are not in the 38 GHz portion of the radio spectrum) by the FCC (the "Licenses"). All of the Licenses are currently valid and in full force and effect. Neither of the Borrower and WCI nor any of their respective Subsidiaries have any knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Licenses.

         (b) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License or (ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Borrower, WCI or any of their respective Subsidiaries thereunder.

         (c) Neither of the Borrower and WCI nor any of their respective Subsidiaries have any reason to believe that any of the Licenses will not be renewed in the ordinary course.


                                   ARTICLE IV.

                              Conditions of Lending

         The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

         SECTION 4.01. All Borrowings. On the date on which any Borrowing is made (including the date of conversion or continuation of any Loans pursuant to Section 2.10):

                  (a) the Administrative Agent shall have received in respect of such Borrowing a Borrowing Request as required by Section 2.03.

                  (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date on which such Borrowing is made with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) The Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

         SECTION 4.02.  Closing Date.  On the Closing Date:

                  (a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Graubard, Mollen & Miller, counsel for the Borrower, substantially to the effect set forth in Exhibit D-1, and (ii) Willkie, Farr & Gallagher, special FCC counsel to the Borrower, substantially to the effect set forth in Exhibit D-2, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

                  (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Syndication Agent, the Administrative Agent and the Documentation.

                  (c) The Administrative Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate or copy thereof as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer or member executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Syndication Agent and the Administrative Agent, may reasonably request.

                   (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming (i) that the representations and warranties set forth in Article III hereof are true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) the Borrower and each other Loan Party are in material compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the Closing Date, no Event of Default or Default shall have occurred and be continuing.

                  (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (f) The Security Agreement shall have been duly executed by the Loan Parties thereto and shall have been delivered to the Administrative Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties a valid, legal and perfected (to the extent that a security interest in such Collateral can be perfected by filing, registering or recording a financing statement or such other document) first-priority security interest in and lien on the Collateral (subject to those Liens included within clause (i) or (ii) of the definition of Permitted Liens) described in such agreement shall have been delivered to the Administrative Agent.

                  (g) The Administrative Agent shall have received a Perfection Certificate with respect to the Borrower dated the Closing Date and duly executed by a Responsible Officer of the Borrower.

                  (h) The Acquisition and the other Transactions shall have been consummated or shall be consummated simultaneously with the first Borrowing hereunder on the Closing Date in accordance with applicable law and with the Asset Purchase Agreement and other documentation relating to the Acquisition and the Transactions that is reasonably satisfactory to the Lenders.

                  (i) There shall have been no material adverse change in the business, assets, operations, prospects or, condition (financial or other) of the Borrower, WCI and their respective Subsidiaries, taken as a whole, since December 31, 1996.


                                   ARTICLE V.

                              Affirmative Covenants

         WCI and the Borrower covenant and agree with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, WCI will, and will cause each Restricted Subsidiary to comply with the following:

         SECTION 5.01. Existence. Subject to Article VI, WCI will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of WCI and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of WCI and each such Subsidiary; provided, however, that WCI shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary (other than of WCI), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of WCI and its Restricted Subsidiaries taken as a whole.

         SECTION 5.02. Insurance. (a) WCI will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in reasonable condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of WCI may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.02 shall prevent WCI or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of WCI, desirable in the conduct of the business of WCI or such Subsidiary.

         (b) WCI will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which WCI or such Restricted Subsidiary, as the case may be, is then conducting business.

         SECTION 5.03. Obligations and Taxes. WCI will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) WCI or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of WCI or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of WCI or any such Subsidiary; provided, however, that WCI shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

         SECTION 5.04. Defaults and Other Notices. (a) In the event that WCI or the Borrower becomes aware of any Default or Event of Default, WCI or the Borrower, as the case may be, promptly after it becomes aware thereof, will give written notice thereof to the Administrative Agent.

         (b) Each of WCI and the Borrower shall deliver to the Administrative Agent, within 90 days after the end of WCI's fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificates shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of WCI and the Borrower that a review has been conducted of the activities of WCI, the Borrower and the Restricted Subsidiaries and WCI's, the Borrower's and the Restricted Subsidiaries' performance under this Agreement and that, to the best knowledge of such officer, each of WCI and the Borrower has complied with all conditions and covenants under this

Agreement. For purposes of this Section 5.04, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement. If WCI or the Borrower knows of such an Event of Default or Default, the certificate shall describe any such Event of Default or Default and its status.

         (c) WCI shall (to the extent not prohibited by applicable accounting rules) deliver to the Administrative Agent, within 90 days after the end of its fiscal year, a certificate signed by WCI's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Agreement and the Loans as they relate to accounting matters,
(ii) that they have read the most recent Officers' Certificate delivered to the Administrative Agent pursuant to paragraph (b) of this Section 5.04 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that WCI or the Borrower, as the case may be, was not in compliance with any of the terms, covenants, provisions or conditions of this Agreement as it pertains to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

         (d) Within 90 days after the end of WCI's fiscal year, WCI shall deliver to the Administrative Agent a list of all Significant Subsidiaries. The Administrative Agent shall have no duty with respect to any such list except to keep it on file and available for inspection by the Lenders.

         (e) On or prior to February 17, 1998, the Borrower shall deliver written notice to the Administrative Agent of whether it intends to effect the repayment of remaining Loans pursuant to Section 2.11 through (i) available cash of the Borrower or (ii) the proceeds of a refinancing; provided, however, that if the aggregate amount of Loans outstanding on such date are equal to or greater than $40 million, (x) in the event that the Borrower has notified the Administrative Agent of its intention to make repayment pursuant to clause (i) above, the Borrower will deliver to the Administrative Agent information on its current and projected cash balances in such detail as the Administrative Agent reasonably requests, and (y) in the event that the Borrower has notified the Administrative Agent of its intention to make repayment pursuant to clause (ii) above, the Borrower shall, in accordance with the Fee Letter, use its good faith efforts to consummate such refinancing prior to the Term Loan Maturity Date; provided, however, that the Borrower's notification of its intentions pursuant to this clause (e) shall not create a binding obligation to effect repayment in such manner.

         SECTION 5.05. Use of Proceeds. The Borrower shall use the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.

         SECTION 5.06.  Further  Assurances.  WCI shall, and shall cause each of its Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

         SECTION 5.07. Ownership of the Borrower. WCI shall at all times own all the Capital Stock of the Borrower.

         SECTION 5.08. Financial Statements, Reports, etc. Whether or not WCI is required to file reports with the SEC, if any Term Loans are outstanding, WCI shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act. WCI shall supply the Administrative Agent and each Lender or shall supply to the Administrative Agent for forwarding to each such Lender, without cost to the Administrative Agent or such Lender, copies of such reports or other information.


                                   ARTICLE VI.

                               Negative Covenants

         WCI and the Borrower covenant and agree with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, WCI will and will cause each Restricted Subsidiary to comply with the following:

         SECTION 6.01. Limitation on Indebtedness. (a) WCI will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Loans and Indebtedness existing on the Closing Date); provided, however, that WCI may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be greater than zero and less than 5:1.

         Notwithstanding the foregoing, WCI and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

                  (i) Indebtedness of WCI outstanding at any time in an aggregate principal amount not to exceed $125,000,000, less any amount of Indebtedness Incurred pursuant to this clause (i) and permanently repaid as provided under Section 4.11 of the August 1997 Notes Indenture;

                  (ii) Indebtedness (A) to WCI evidenced by an unsubordinated promissory note or (B) to any of its Restricted Subsidiaries; provided, however, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to WCI or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

                  (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (ii), (v), (vi) or (viii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided, however, that Indebtedness the proceeds of which are used to refinance or refund the Loans or Indebtedness that is pari passu with, or subordinated in right of payment to, the WCI Guarantee shall only be permitted under this clause (iii) if (A) in case the Loans are refinanced in part or the Indebtedness to be refinanced is pari passu with the WCI Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the WCI Guarantee, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the WCI Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the WCI Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the WCI Guarantee and (C) such new Indebtedness, determined as of the date of Incurrence of such new
         Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; provided further, however, that in no event may Indebtedness of WCI be refinanced by means of any Indebtedness of any Restricted Subsidiary of WCI pursuant to this clause (iii);

                  (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided, however, that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of WCI or any of the Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of WCI (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of WCI for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by WCI or any Restricted Subsidiary in connection with such disposition;

                  (v)  Indebtedness  of WCI  not to  exceed,  at  any  one  time outstanding, two times the Net Cash Proceeds received by WCI from and after October 23, 1995, from the issuance and sale of its Capital Stock (other than Redeemable Stock and Preferred Stock that provides for the payment of dividends in cash); provided, however, that such Indebtedness (x) does not mature prior to the Term Loan Maturity Date and has an Average Life longer than the Loans and (y) is subordinated to the WCI Guarantee at least to the extent that the Convertible Notes are subordinated to Senior Indebtedness (as defined in the Convertible Notes Indenture as in effect on the Closing Date);

                  (vi) Indebtedness of any Restricted Subsidiary Incurred pursuant to any credit agreement of such Restricted Subsidiary in effect on the Closing Date (and refinancings thereof), up to the amount of the commitment under such credit agreement on the Closing Date;

                  (vii) Indebtedness to the extent such Indebtedness is secured by Liens which are purchase money or other Liens upon equipment or inventory acquired or held by WCI or any of its Restricted Subsidiaries taken or obtained by (A) the seller or lessor of such equipment or inventory to secure all or a part of the purchase price or lease payments therefor or (B) the person who makes advances or incurs obligations, thereby giving value to WCI to enable it to purchase or acquire rights in such equipment or inventory, to secure the repayment of all or a part of the advances so made or obligations so incurred; provided, however, that such Liens do not extend to or cover any property or assets of WCI or any Restricted Subsidiary other than the equipment or inventory acquired; and

                  (viii) Indebtedness of any Restricted Subsidiary not to exceed, at any one time outstanding, 80% of the accounts receivable net of reserves and allowances for doubtful accounts, determined in accordance with GAAP, of such Restricted Subsidiary and its Restricted Subsidiaries (without duplication); provided, however, that such
         Indebtedness is not Guaranteed by WCI or any of its Restricted Subsidiaries.

         (b) For purposes of determining any particular amount of Indebtedness under this Section 6.01, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, WCI, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

         (c) WCI will not, and will not permit any Restricted Subsidiary to, Incur any Guarantee of Indebtedness of any Unrestricted Subsidiary.

         SECTION 6.02. Limitation on Restricted Payments. WCI will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock) other than such Capital Stock held by WCI or any of its Restricted Subsidiaries (and other than pro rata dividends or distributions on Common Stock of Restricted Subsidiaries); (ii) repurchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of WCI (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than any Wholly Owned Restricted Subsidiaries of WCI; (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of WCI that is subordinated in right of payment to the WCI Guarantee; or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) except with respect to any Investment (other than an Investment consisting of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary),

WCI could not Incur at least $1.00 of Indebtedness  under the first paragraph of
Section 6.01 or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets by WCI or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC plus (2) the aggregate Net Cash Proceeds received by WCI after the Closing Date from the issuance and sale permitted by this Agreement of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of WCI, or from the issuance to a Person who is not a Subsidiary of WCI of any options, warrants or other rights to acquire Capital Stock of WCI (in each case, exclusive of any convertible Indebtedness, Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the Holder, or are required to be redeemed, prior to the Term Loan Maturity Date) plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and other than reductions in Investments made pursuant to clauses (vi) or (vii) of the second paragraph of this Section 6.02) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to WCI or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by WCI and its Restricted Subsidiaries in such Person.

         The foregoing provision shall not be violated by reason of:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                  (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the WCI Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of Section 6.01;

                  (iii) the repurchase, redemption or other acquisition of Capital Stock of WCI (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent sale of, shares of Capital Stock or options, warrants or other rights to purchase such Capital Stock (in each case other than Redeemable Stock) of WCI;

                  (iv) the making of any other Restricted Payment made by exchange for, or out of the proceeds of, a substantially concurrent sale of, shares of the Capital Stock or options, warrants or other rights to acquire such Capital Stock (in each case other than Redeemable Stock) of the Borrower;

                  (v) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Agreement applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of WCI;

                  (vi) Investments, not to exceed $15,000,000 at any one time outstanding;

                  (vii) Investments, not to exceed $15,000,000 at any one time outstanding, in entities, substantially all of the assets of which consist of Telecommunications Assets;

                  (viii) (A) cash payments in lieu of the issuance of fractional shares of Common Stock upon conversion (including mandatory conversion) of the Convertible Notes provided for in the Convertible Notes Indenture and (B) cash payments on the Convertible Notes required to be made under Section 4.12 and Section 4.13 in the Convertible Notes Indenture (as in effect on the Closing Date);

                  (ix) cash payments in lieu of the issuance of fractional shares of Common Stock of WCI upon conversion of any class of Preferred Stock of WCI; provided, however, that this exception shall not be available with respect to more than two such conversions with respect to any such class of Preferred Stock by any given Affiliate of WCI; and

                  (x) Investments in entities that directly (or indirectly through subsidiaries) own licenses granted by the FCC or any other governmental entity with authority to grant telecommunications licenses; provided, however, that, in each case WCI or a Restricted Subsidiary shall, at the time of making such Investment, have an active role in the management or operation of such entity and in the provision of telecommunications services by such entity;

provided, however, that, except in the case of clauses (i) and (iii) of this paragraph, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth herein. Any Investments made other than in cash shall be valued, in good faith, by the Board of Directors. Any Investment made pursuant to clause (vi) or (vii) of this paragraph shall be deemed to be no longer outstanding (and repaid in full) if and when the Person in which such Investment is made becomes a Restricted Subsidiary of WCI.

         Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof), and the Net Cash Proceeds from any issuance and sale of Capital Stock referred to in clauses (iii) or (iv) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 6.02 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of WCI are used for the repayment of the Loans or the redemption, repurchase or other acquisition of Indebtedness that is pari passu with the WCI Guarantee then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 6.02 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

     SECTION 6.03. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. WCI will not, and will not permit any Restricted Subsidiary to, create or
otherwise  cause  or  suffer  to  exist  or  become   effective  any  consensual
encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

                  (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by WCI or any other Restricted Subsidiary;

                  (ii) pay any Indebtedness owed to WCI or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary;

                  (iii) make loans or advances to WCI or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary; or

                  (iv) transfer any of its property or assets to WCI or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary.

         The foregoing provisions shall not prohibit any encumbrances or restrictions:

                  (i) existing on the Closing Date in this Agreement or any other agreement in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                  (ii) existing under or by reason of applicable law;

                  (iii) existing with respect to any Person or the property or assets of such Person acquired by WCI or any Restricted Subsidiary, at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                  (iv) in the case of clause (iv) of the first paragraph of this
         Section 6.03, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of WCI or any Restricted Subsidiary not otherwise prohibited by this Agreement or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of WCI or any Restricted Subsidiary in any manner material to WCI or any Restricted Subsidiary; or

                  (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary.

Nothing contained in this Section 6.03 shall prevent WCI or any Restricted Subsidiary from (i) restricting the sale or other disposition of property or assets of WCI or any of its Restricted Subsidiaries that secure Indebtedness of WCI or any of its Restricted Subsidiaries or (ii) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 6.07.

         SECTION 6.04. Limitation on the Issuance of Capital Stock of Restricted Subsidiaries. WCI will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

                  (i)  to WCI or a Wholly Owned Restricted Subsidiary;

                  (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

                  (iii) if,  immediately after giving effect to such issuance or
         sale,  such  Restricted   Subsidiary  would  no  longer   constitute  a
         Restricted Subsidiary; or

                  (iv)   issuances  or  sales  of  Common  Stock  of  Restricted
         Subsidiaries,   other  than  the  Telecommunications   Subsidiaries  in
         compliance with Section 6.09.

         SECTION 6.05. Limitation on Issuances of Guarantees by Restricted Subsidiaries. WCI will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of WCI ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental amendment to this Agreement providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Loans by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against WCI or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided, however, that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the WCI Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the WCI Guarantee then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the WCI Guarantee.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of WCI of all of WCI's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Agreement) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

         SECTION 6.06. Limitation on Transactions with Shareholders and Affiliates. WCI will not, and will not permit any Restricted Subsidiary to, directly or indirectly , enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of WCI or with any Affiliate of WCI or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to WCI or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

         The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which WCI or a Restricted Subsidiary delivers to the Administrative Agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to WCI or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between WCI and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable fees to directors of WCI who are not employees of WCI; (iv) any payments or other transactions pursuant to any tax-sharing agreement between WCI and any other Person with which WCI files a consolidated tax return or with which WCI is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by the provisions of Section 6.02 (other than pursuant to clause (iv) of the definition of "Permitted Investment" or clause (vi) of the second paragraph of Section 6.02). Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 6.06 and not covered by clauses
(ii) through  (iv) of this  paragraph,  the  aggregate  amount of which  exceeds
$250,000 in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

         SECTION 6.07. Limitation on Liens. WCI will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary (collectively, "Protected Property"), without making effective provision for the WCI Guarantee and all other amounts due under this Agreement or any other Loan Document to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the WCI Guarantee prior to) the obligation or liability secured by such Lien.

         The foregoing limitation does not apply to:

                  (i)  Liens existing on the Closing Date;

                  (ii) Liens granted after the Closing Date on any assets or Capital Stock of WCI or its Restricted Subsidiaries created in favor of the Holders;

                  (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to WCI or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to WCI or such other Restricted Subsidiary;

                  (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of Section 6.01; provided, however, that such Liens do not extend to or cover any property or assets of WCI or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

                  (v) Liens securing Indebtedness Incurred pursuant to the first sentence of Section 6.01;

                  (vi) purchase money or other Liens upon equipment or inventory acquired or held by WCI or any of its Restricted Subsidiaries taken or obtained by (A) the seller or lessor of such equipment or inventory to secure all or a part of the purchase price or lease payments therefor or (B) the person who makes advances or incurs obligations, thereby giving value to WCI to enable it to purchase or acquire rights in such equipment or inventory, to secure the repayment of all or a part of the advances so made or obligations so incurred; provided, however, that such Liens do not extend to or cover any property or assets of WCI or any Restricted Subsidiary other than the equipment or inventory acquired; or

                  (vii)  Permitted Liens.

         SECTION 6.08. Limitation on Sale-Leaseback Transactions. WCI will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby WCI or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which WCI or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

         The  foregoing   restriction  does  not  apply  to  any  sale-leaseback
transaction if:

               (i) the lease is for a period, including renewal rights, of not more than three years;

                  (ii) the lease secures or relates to industrial revenue or pollution control bonds;

                  (iii) the transaction is solely between WCI and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries;

                  (iv) the assets or properties are sold and leased back within 30 days of the date that the account payable with respect to the acquisition by WCI or any Restricted Subsidiary of such assets or properties is due and payable; or

                  (v) WCI or such Restricted Subsidiary complies with Section 6.09.

         SECTION 6.09. Limitation on Asset Sales. WCI will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by WCI or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 85% of the consideration received consists of cash or Temporary Cash Investments. Without limiting the foregoing, in the case of an Asset Sale with respect to the Collateral 100% of the consideration received must consist of cash or temporary cash Investments and an amount equal to the lesser of 100% of the Net Cash Proceeds of any Asset Sale with respect to the Collateral or the then outstanding amount of the Loans shall be used to prepay outstanding Loans on the date of such Asset Sale in accordance with
Section 2.13.

         SECTION 6.10. Waiver of Stay, Extension or Usury Laws. The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Borrower from paying all or any portion of the principal of, premium, if any, or interest on the Loans as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Borrower hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 6.11.  Mergers,  Consolidations,  Etc. of WCI and the Borrower.
(a) WCI shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided, however, that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or WCI) shall be issued or distributed to the stockholders of WCI) or permit any Person to merge with or into WCI unless:

                  (i) WCI shall be the continuing Person, or the Person (if other than WCI) formed by such consolidation or into which WCI is merged or that acquired or leased such property and assets of WCI shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental agreement, executed and delivered to the Administrative Agent, all of the obligations of WCI on all of the Loans and under this Agreement;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction on a pro forma basis, WCI or any Person becoming the successor obligor of the Loans shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of WCI immediately prior to such transaction;

                  (iv) immediately after giving effect to such transaction on a pro forma basis WCI, or any Person becoming the successor obligor of the Loans could Incur at least $1.00 of Indebtedness under the first paragraph of Section 6.01; and

                  (v) WCI delivers to the Administrative Agent an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and, if applicable, (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with the provisions of this Section 6.11 and that
          all   conditions   precedent  provided  for  herein  relating to such
          transaction have been complied with;

provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of WCI, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of WCI; provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

         (b) The Borrower shall not consolidate with, merge with or into, or sell, convey, transfer, lease (other than in the ordinary course of business) or otherwise dispose of all or substantially all of its property and assets to, any Person or permit any Person to merge with and into the Borrower unless: (i) the Borrower shall be the continuing Person, or the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or that acquired or leased such property and assets of the Borrower shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental agreement, executed and delivered to the Administrative Agent, all of the obligations of the Borrower on all of the Loans and under this Agreement;
(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) the Borrower delivers to the Administrative Agent an Officers' Certificate and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental agreement complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

         (c) Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of WCI or the Borrower, as the case may be, in accordance with this Section 6.11, the successor Person formed by such consolidation or into which WCI or the Borrower, as the case may be, is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, WCI or the Borrower, as the case may be, under this Agreement with the same effect as if such successor Person had been named as WCI or the Borrower, as the case may be, herein.

         SECTION 6.12. Limitation on the Borrower's Business Activities. The Borrower shall not, and WCI shall not permit the Borrower to,

                  (i) Incur any Indebtedness other than the Loans; or

                  (ii)  engage  in  any  business   activities  other  than  the
         activities of owning, selling or leasing the Collateral and activities related thereto.

         SECTION 6.13. Impairment of Security Interest. The Borrower shall, and WCI shall cause the Borrower to, on or prior to the date that is four business days following the Issue Date, file UCC-1s or such other documents required to be filed pursuant to Section 3.02 of the Security Agreement covering all Collateral, and to file such UCC-3 continuation statements from time to time as may be necessary to continue to vest in the Administrative Agent the security interest in such Collateral, and the Borrower shall not, and WCI shall not and shall not permit any of its Subsidiaries to, grant to any Person (other than the Administrative Agent on behalf of Lenders) any security interest in the Collateral. The Borrower's obligations with respect to UCC-1's may be met by delivering such financing statements to Cravath, Swaine & Moore on the Closing Date.


                                  ARTICLE VII.

                                Events of Default

         In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

                  (d) the Borrower or WCI defaults in the performance of or breaches any other covenant or agreement of the Borrower or WCI contained in this Agreement or under the Security Documents and such default or breach continues for a period of 10 consecutive days after written notice to the Borrower and WCI by the Administrative Agent or the Required Lenders;

                  (e) the Borrower, WCI or any Restricted Subsidiary shall (i) default in any payment of any amount of principal of or interest on any Indebtedness the aggregate principal amount of which Indebtedness is in excess of $25,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition in each of the foregoing cases is to cause, or permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with giving of notice if required, such Indebtedness to become due prior to its Stated Maturity;

                  (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $25,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against WCI or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of WCI or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of WCI or any Significant Subsidiary or for all or substantially all of the property and assets of WCI or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of WCI or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  (h) WCI or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of WCI or any Significant Subsidiary or for all or substantially all of the property and assets of WCI any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;

                  (i) any of the provisions of this Agreement relating to the Security Documents or the Security Documents shall cease to be in full force and effect or shall cease to give the secured parties a first priority perfected security interest in the Collateral (subject to those prior interests included within clauses (i) or (ii) of the definition of Permitted Liens);

                  (j) the WCI Guarantee shall cease to be in full force and effect (other than in accordance with its terms) or the Guarantor shall deny or disaffirm its obligations under the WCI Guarantee;

                  (k) there shall have occurred a Change in Control;

                  (l) WCI or any Restricted Subsidiary shall fail to maintain cash or Temporary Cash Investments having an aggregate value of not less than $63,417,000 (which amount shall be reduced upon each repayment of Loans in the same proportion as such repayment represents of the principal amount of Loans outstanding immediately prior to such repayment) of the outstanding Loans in a brokerage account at Salomon Brothers Inc, or shall have delivered notice of an intent to withdraw cash or Temporary Cash Investments in an amount that would result in there being less than such amount in such account; provided, however, that if the aggregate value of such account is or would remain after any proposed withdrawal greater than 95% of the required amount such Default must continue for 3 Business Days;

then, and in every such event (other than an event with respect to WCI or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the

Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to WCI or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding. The provisions of paragraph (l) above shall not prevent WCI or any Restricted Subsidiary from withdrawing, or confer upon the Lenders a Lien upon, such cash or Temporary Cash Investments referred to in paragraph (l) above.


                                  ARTICLE VIII.

               The Syndication Agent and the Administrative Agent

         In order to expedite the transactions contemplated by this Agreement, Salomon Brothers Inc is hereby appointed to act as Syndication Agent and Administrative Agent on behalf of the Lenders (for purposes of this Article VIII, the Syndication Agent and the Administrative Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

         Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the retiring Agent shall have the right, on behalf of the Lenders, to appoint a successor reasonably acceptable to the Borrower from among the Lenders. If no successor shall have been so appointed by the retiring Agent and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the Required Lenders may appoint a successor Agent which shall be a bank having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         With respect to the Loans, if any, made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, WCI or any of their respective Subsidiaries or other Affiliate thereof as if it were not an Agent.

         Each  Lender  agrees (a) to  reimburse  the Agents,  on demand,  in the amount of its pro rata share (based on its Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                    Guarantee

         SECTION 9.01. Guarantee. The Guarantor unconditionally and irrevocably guarantees to each Lender and to the Administrative Agent and its successors and assigns (a) the full and punctual payment of principal of and interest on the Loans when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Borrower under this Agreement and each other Loan Document and (b) the full and punctual performance within applicable grace periods of all other obligations of the Borrower under this Agreement and the other Loan Documents (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor will remain bound under this Article IX notwithstanding any extension or renewal of any Guaranteed Obligation.

         The Guarantor waives presentation to, demand of, payment from and protest to the Borrower of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Guaranteed Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person under this Agreement, or any other Loan Documents or otherwise; (b) any extension


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                                                                             59

or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other Loan Documents;
(d) the release of any security held by any Lender or the Administrative Agent for the Guaranteed Obligations or any of them; (e) the failure of any Lender or the Administrative Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of the Guarantor.

         The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by Lender or the Administrative Agent to any security held for payment of the Guaranteed Obligations.

         The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Lender or the
Administrative Agent to assert any claim or demand or to enforce any remedy under this Agreement or any other Loan Document, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

         The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Lender or the Administrative Agent upon the bankruptcy or reorganization of the Borrower or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Lender or the Administrative Agent has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash, to the Lenders or the Administrative Agent an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Borrower to the Lenders and the Administrative Agent.

         The Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Lender or the Administrative Agent, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VII for the purposes of the Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of


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                                                                           60

acceleration of such obligations as provided in Article VII, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 9.01.

         The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Administrative Agent or any Lender in enforcing any rights under this Section.

         SECTION 9.02. Successors and Assigns. This Article IX shall be binding upon the Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Administrative Agent and the Lenders and, in the event of any transfer or assignment of rights by any Lender or the Administrative Agent, the rights and privileges conferred upon that party in this Agreement and in the other Loan Documents shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Agreement.

         SECTION 9.03. No Waiver. Neither a failure nor a delay on the part of either the Administrative Agent or the Lenders in exercising any right, power or privilege under this Article IX shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Administrative Agent and the Lenders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article IX at law, in equity, by statute or otherwise.

                  SECTION 9.04. Modification. No modification, amendment or waiver of any provision of this Article IX, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.


                                   ARTICLE X.

                                  Miscellaneous

         SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 230 Park Avenue, New York, NY, Attention of Timothy Graham (Telecopy No. (212) 922-1637) and with a copy to David Miller, c/o Graubard, Mollen & Miller, 600 Third Avenue, New York, NY 10016 (Telecopy No. (212) 818-8881);

                  (b) if to the Administrative Agent, to Salomon Brothers Inc, Seven World Trade Center, New York, NY 10048, Attention of Chad Leat (Telecopy No. (212) 783-2823); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 10.01.

         SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.19 and 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Syndication Agent, the Administrative Agent or any Lender.

         SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (x) the Administrative Agent and the Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.19 and 10.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower, WCI or any of their respective Subsidiaries or the performance or observance by the Borrower, WCI or any of their respective Subsidiaries of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.06(a) and those delivered pursuant to Section 5.08 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Syndication Agent, the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Syndication Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Syndication Agent and the Administrative Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Syndication Agent, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Syndication Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Administrative Agent and the Borrower to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

         (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more financial institutions in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating financial institutions shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.19 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

         (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender,


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                                                                           64

duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

         (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

        SECTION 10.05. Expenses; Indemnity. (a) The Borrower agrees to pay all of the Fees referenced in the Fee Letter.

         (b) The Borrower agrees to indemnify the Administrative Agent, the Syndication Agent and each Lender, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, disbursements and other charges incurred by or asserted against any Indemnitee arising out of any claim, litigation, investigation or proceeding, whether or not any Indemnitee is a party thereto, relating to, in any way connected with, or resulting from (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Acquisition, the Transactions and the other transactions contemplated thereby,
(ii) the use of the proceeds of the Loans or (iii) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any Subsidiary, or any Environmental Claim related in any way to the Borrower or any Subsidiary; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Syndication Agent or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.


         SECTION 10.06. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
LAWS OF THE STATE OF NEW YORK.

         SECTION 10.07. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Syndication Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Syndication Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.17 or 10.04(i), the provisions of this Section, the definition of the term "Required Lenders" or release any Guarantor or all or any substantial part of the Collateral, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Syndication Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Syndication Agent.

         SECTION 10.08. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 10.09. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 10.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY
HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR
INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT

OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

         SECTION 10.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 10.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 10.14. No Recourse Against Others. No recourse for the payment of the principal of or inteest on any Loan, or for anyclaim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Borrower or WCI contained in this Agreement or because of the creation of any Indebtedness represented therreby, shall be had against the incorporator, stockholder, officer, director, employee or controlling person, as such, of the Borroer, WCI or of any successor Person thereof in such capacity; provided, however, that the foregoing shall not affect WCI's obligations with respect to the WCI Guarantee; it being expressly unerstood that all such liability is hereby expressly waivedand released as a condition of, and as consideration for, the execution of this Agreement.

     SECTION 10.15. Jurisdiction; Consent to Service of Process. (a) The Borrower and WCI hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each


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                                                                           67

of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Syndication Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, WCI or their respective proper ties in the courts of any jurisdiction.

         (b) The Borrower and WCI hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection which either may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this  Agreement  irrevocably consents to service of
process by  registered   mail  at  the addresses  provided for in Section 10.01.
Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                               WINSTAR SWITCH ACQUISITION CORP.,

                                                 by
                                                    ___________________________
                                                    Name:
                                                    Title:

                                                   WINSTAR COMMUNICATIONS, INC.,
                                                   as Guarantor,

                                                 by
                                                    ___________________________
                                                    Name:
                                                    Title:


                                                        SALOMON BROTHERS INC, as
                                     Syndication Agent, Administrative Agent and
                                                               Collateral Agent,

                                                 by
                                                    ___________________________
                                                    Name:
                                                    Title:

                                                CREDIT SUISSE FIRST BOSTON,
                                                individually and as
                                                Documentation Agent

                                                 by
                                                    ___________________________
                                                    Name:
                                                    Title:

                                                SALOMON BROTHERS HOLDING
                                                COMPANY INC,

                                                 by
                                                    ___________________________
                                                    Name:
                                                    Title: